AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

THANKSGIVING COFFEE COMPANY, INC.
A California Benefit Corporation

I. NAME

The name of this corporation is Thanksgiving Coffee Company, Inc.

II. PURPOSE

This corporation is a benefit corporation. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

III. AGENT FOR SERVICE OF PROCESS

The name and address in this state of the corporation's agent for service of process is:

John Katovich
Cutting Edge Counsel
344 Thomas L Berkley Way
Oakland, CA 94612

IV. STOCK

This corporation is authorized to issue only one class of stock; and the total number of shares which this corporation is authorized to issue is 1,960,000 shares of no par value stock.

V. LIABILITY OF THE DIRECTORS

The liability of the director(s) of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VI. INDEMNIFICATION

(A) The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

(B) The corporation is authorized to indemnify the Agents (as defined in Section 317 of the California Corporations Code) of the corporation to the fullest extent permissible under California law.

(C) Any repeal or amendment of this Article VI shall not adversely affect any right of protection afforded any agent of the corporation in effect at the time of the repeal or amendment.

DECLARATION

The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholder is accordance with §902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,236,744. The percentage vote required was more than two-thirds. The number of shares voting in favor of the amendment equaled or exceeded the vote required.

The undersigned further declares that the matters set forth in the foregoing Amended Articles of Incorporation are true and correct and that she is the person who executed the foregoing Amended Articles of Incorporation, which execution is her act and deed.

Dated: February 22, 2019

Joan Katzeff, COO and Secretary